UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-4887 (Commission File Number)	75-0832210 (I.R.S. Employer Identification No.)

1341 West Mockingbird Lane Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (972) 647-6700
                     Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) Richard M. Fowler, Executive Vice President, Finance and Chief Financial Officer of Texas Industries, Inc. (“TXI”), has announced his intention to retire after over 35 years of service with TXI. His retirement will be effective August 1, 2008.

(d) Kenneth R. Allen, age 50, has been named to succeed Mr. Fowler. On August 1, 2008, Mr. Allen will become Vice President, Finance and Chief Financial Officer of TXI. Until that date Mr. Allen will continue in his current position as Vice President and Treasurer of TXI. Mr. Allen joined TXI in 1985 and has served in a number of financial positions with increasing responsibilities. He was named Treasurer in 1991 and appointed as a Vice President in 1999. Mr. Allen holds a bachelors degree in economics from the University of Arkansas and a masters of management degree from Northwestern University’s Kellogg Graduate School of Management. Mr. Allen is a director of The Empire District Electric Company.

Two press releases announcing these management changes are attached hereto as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Releases dated May 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Industries, Inc.

Date: May 1, 2008	By:	/s/ Frederick G. Anderson
Frederick G. Anderson
Title: Vice President and General Counsel